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                                                                      Exhibit 11



                        Consent of Independent Auditors
                        -------------------------------

We consent to the incorporation by reference of our reports with respect to Acorn Fund, Acorn International and Acorn USA dated January 31, 1997 in the Registration Statement of Acorn Investment Trust on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 58 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-34223) and in this Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-1829).


                                       /s/ Ernst & Young LLP
                                           ERNST & YOUNG LLP

Chicago, Illinois
October 9, 1997